Exhibit 10.2

FORM OF

SECURED PROMISSORY NOTE

$_________________	_______, 20__
Salt Lake City, Utah

For value received GROEN BROTHERS AVIATION, INC., a Utah corporation having an address at 2640 West California Avenue, Suite A, Salt Lake City, Utah 84104 (the "Company"). promises to pay to ______________________, a ________________________, or its assigns (the "Lender"), the principal sum of _____________________DOLLARS and NO/100 ($________), together with interest on the unpaid principal balance hereof at the rate and at the times set forth herein.

This Secured Promissory Note (the "Note") is issued pursuant to that certain Note Purchase Agreement (the "Purchase Agreement") dated as of October 9, 2008 by and among the Company and the Lender, and is subject to the terms and conditions contained therein. The obligations hereunder arc secured by that certain Security Agreement and Intellectual Property Security Agreement, each entered into as of October 9, 2008 by and among the Company and the Lender. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

1.          Payment of Interest. Interest shall accrue on the unpaid principal balance of this Note at the rate of fifteen percent (15.0%) per annum, simple interest. All accrued and unpaid interest shall be payable on the Maturity Date (as defined below). Upon and during the occurrence of and during the continuance of an Event of Default (as defined below), the unpaid principal balance of this Note shall bear interest, from the dale of the occurrence of such Event of Default until such Event of Default is cured or waived, payable on demand in immediately available funds, at a rate equal to eighteen percent (18.0%) per annum.

2.          Payment of Principal. The entire outstanding principal balance of this Note, together with all accrued and unpaid interest and all other amounts due hereunder, shall be due and payable on April 9, 2009 (the "Maturity Date'").

3.          Manner of Payment. All sums payable under this Note shall be paid in lawful money of the United States of America and in immediately available funds. Payments shall be made to the Lender at ___ _____________________________________(or at such other address or by wire transfer to such account as shall, in either case, be specified by the Lender to the Company at least five (5) days prior to the relevant payment date). If any payment under this Note shall become due on a Saturday, Sunday or a bank or legal holiday, such payment shall be due on the next succeeding business day.

4.          Prepayment. Company may, at its option, prepay this Note, in whole or in part, at any time and from time to time, without premium or penalty upon one (1) day prior written notice to Lender.

5.          Late Charges. If any sum of money required to be paid by the terms of this Note is not paid within ten (10) days after the same becomes due, then the Company will pay a late fee equal to five percent (5%) of the overdue payment. The Company will pay this late fee promptly, but only once on each late payment.

6.          Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Note:

i.              failure to pay when due any payment of principal, interest or other amount due and owing under this Note on or before the date such payment is due;

ii.             Borrower becomes the subject of any Bankruptcy proceeding, or is declared Bankrupt, while this Note is still outstanding. "Bankruptcy" shall mean (i) the adjudication of Borrower as bankrupt or insolvent, (ii) the institution by or against Borrower of a petition for arrangement or of any other type of insolvency proceeding under the United States Bankruptcy Code, as amended (but, with respect to an involuntary proceeding, only if such proceeding is not discharged within 60 days), (iii) the making by Borrower of a general assignment for the benefit of creditors, (iv) the appointment of a liquidator, administrator, receiver or trustee in bankruptcy of Borrower or its assets or (v) the taking, making or institution of any like or similar act or proceeding involving Borrower;

iii.             the Lender determines that there has been a material adverse change in Borrower, Borrower's financial condition or Borrower's business prospects;

iv.             Borrower breaches any of the material covenants, conditions, promises or agreements contained in this Note or the Purchase Agreement;

v.             the occurrence of any breach, default or "event of default" as defined or described in any other now existing or future promissory note or other instrument, or any guaranty, mortgage or security agreement, representing or securing indebtedness of Borrower (or any of its Affiliates) to Lender (or any of its Affiliates).

"Affiliate" means, with respect to any person or entity, any person or entity controlling, controlled by or under common control with the specified person or entity. "Control." for the foregoing purposes, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities or voting interests, by contract or otherwise.

7.          Remedies. Upon the maturity of this Note (whether at the stated Maturity Date, by acceleration or otherwise), all amounts due under this Note, including the unpaid balance of principal and interest hereof, shall, at the option of the Lender (but automatically with respect to an Event of Default described in Section 6(ii)), become immediately due and payable, and the Lender may exercise any of its rights and remedies granted herein, under applicable law or that the Lender may otherwise have against Borrower. Such remedies shall be cumulative and concurrent and may be pursued singly, successively or together, in Lender's sole and absolute discretion and as often as occasion therefor shall arise. Failure by the Lender to exercise any of its remedies shall not constitute a waiver of the right to exercise the same at any subsequent time.

8.          Cross Collateralization: Obligations Recourse to Borrower.

i.              All property mortgaged, pledged or otherwise provided as security (collectively, "Collateral'") for repayment of any other note, liability or obligation of any kind or nature, whether now or hereafter in existence and whether now or hereafter held by Lender, or any of its Affiliates, that is signed, cosigned, guaranteed or endorsed by any party who has signed, cosigned, guaranteed or endorsed this Note (or by any Affiliate of any such party) ("Other Indebtedness"') shall stand as collateral for repayment of tins Note and for performance of all obligations hereunder. In addition, all Collateral provided as security for the Borrowers' obligations under this Note shall stand as collateral for repayment of all Other Indebtedness and for performance of all obligations thereunder.

ii.             Notwithstanding any security and/or guarantees that may be provided for this Note, this Note shall be recourse to the Borrower such that the Lender may seek to enforce against the Borrower any monetary judgment with respect to the sums due under this Note.

9.           Collection Costs. Borrower hereby agrees to pay all costs and expenses of collection of this Note that are paid or incurred by the Lender (including, without limitation, the fees and all disbursements of the Lender's attorneys) (collectively, "Collection Costs"! irrespective of whether an action has been commenced against Borrower.

10.          No Usury. In no contingency or event whatsoever, whether by reason of advancement of the proceeds hereof or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance or detention of money advanced hereunder exceed the highest lawful rate permissible under any law which a court of competent jurisdiction may deem applicable hereto; and, in the event of any such payment inadvertently paid by the Company or inadvertently received by Lender, such excess sum shall be, at the Company's option, returned to Company forthwith or credited as a payment of principal, but shall not be applied to the payment of interest. It is the intent hereof that the Company not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Company under applicable law.

11.          Miscellaneous.

i.              This Note may be amended or modified only by an instrument in writing signed by the Company and the Lender.

ii.             All payments under this Note shall be applied first to Collection Costs, next to accrued interest and thereafter to principal.

iii.             Presentment, demand, protest and other notice of any kind are hereby expressly waived by the Company.

i v.            No delay or omission on the part of the Lender in the exercise of any right or remedy hereunder shall operate as a waiver thereof, and no partial exercise of any right or remedy precludes other or further exercise thereof or the exercise of any other rights or remedy.

v.             If any provision of this Note is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Lender in order to carry out the purposes of this Note as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

vi.             This Note shall be jointly and severally binding upon the Company and its successors and assigns.

vii.            THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND/OR ANY DOCUMENT EXECUTED IN CONJUNCTION HEREWITH AND/OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WIIETHER ORAL OR WRITTEN) OR ACTIONS OF OR BY THE COMPANY OR THE LENDER.

This Note shall be construed in accordance with, and be governed by, the internal laws of the State of New York, without giving effect to the choice of law principles thereof.

[Signature appears on following page]

IN WITNESS WHEREOF, the Company has caused this Note to be executed the day and year first above written.

GROEN BROTHERS AVIATION, INC.

By ___________________________________
Name: David Groen
Title: President & CEO

Exhibit 10.2 Cont’d

Groen Brothers Aviation, Inc.
Schedule of Promissory Notes Issued Under the Note Purchase Agreement Dated October 9, 2008

Date	Lender	Principal Amount
October 9, 2008	Westford Special Situations Master Fund L.P.	$482,460.00
October 9, 2008	Westford Special Situations Fund II, L.P.	17,415.00
October 9, 2008	Westford Special Situations Fund II Ltd.	145,125.00
November 5, 2008	Westford Special Situations Master Fund L.P.	194,480.00
November 5, 2008	Westford Special Situations Fund II, L.P.	7,020.00
November 5, 2008	Westford Special Situations Fund II Ltd.	58,500.00
December 4, 2008	Westford Special Situations Master Fund L.P.	201,960.00
December 4, 2008	Westford Special Situations Fund II, L.P.	7,290.00
December 4, 2008	Westford Special Situations Fund II Ltd.	60,750.00
February 2, 2009	Westford Special Situations Master Fund L.P.	181,260.00
February 2, 2009	Westford Special Situations Fund II, L.P.	6,615.00
February 2, 2009	Westford Special Situations Fund II Ltd.	55,125.00
February 24, 2009	Westford Special Situations Master Fund L.P.	22,440.00
February 24, 2009	Westford Special Situations Fund II, L.P.	810.00
February 24, 2009	Westford Special Situations Fund II Ltd.	6,750.00
March 25, 2009	Westford Special Situations Master Fund L.P.	325,380.00
March 25, 2009	Westford Special Situations Fund II, L.P.	11,745.00
March 25, 2009	Westford Special Situations Fund II Ltd.	97,875.00
April 22, 2009	Westford Special Situations Master Fund L.P.	160,072.00
April 22, 2009	Westford Special Situations Fund II, L.P.	5,778.00
April 22, 2009	Westford Special Situations Fund II Ltd.	48,150.00
June 1, 2009	Westford Special Situations Master Fund L.P.	163,064.00
June 1, 2009	Westford Special Situations Fund II, L.P.	5,886.00
June 1, 2009	Westford Special Situations Fund II Ltd.	49,050.00
July 21, 2009	Westford Special Situations Master Fund L.P.	165,000.00
August 6, 2009	Westford Special Situations Master Fund L.P.	220,000.00
September 15, 2009	Westford Special Situations Master Fund L.P.	170,000.00
October 13, 2009	Westford Special Situations Master Fund L.P.	180,000.00
November 10, 2009	Westford Special Situations Master Fund L.P.	280,000.00
December 22, 2009	Westford Special Situations Master Fund L.P.	210,000.00
February 15, 2010	Westford Special Situations Master Fund L.P.	390,000.00
April 6, 2010	Westford Special Situations Master Fund L.P.	200,000.00
May 10, 2010	Westford Special Situations Master Fund L.P.	190,000.00
June 14, 2010	Westford Special Situations Fund II, L.P.	180,000.00
June 28, 2010	New Holdborn LTD	4,000,000.00
July 30, 2010	New Holdborn LTD	400,000
September 2, 2010	New Holdborn LTD	370,000